Exhibit 16.1

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC   USA   20549

Re:  Welwind Energy International Corp.

This letter will confirm that we reviewed Item 4.01 of the Company's Form 8-K dated May 14, 2008, captioned "Changes in Registrant’s Certifying Accountant” and that we agree with the statements made therein as they relate to Manning Elliott LLP.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

/s/ MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

May 14, 2008